Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-177322) of Everest Reinsurance Holdings, Inc. of our report dated March 21, 2014 relating to the financial statements and the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 21, 2014